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                                                                    EXHIBIT 10.5

                           [NBC TV NETWORK LETTERHEAD]



                                                           As of January 2, 1995



The Hearst Corporation
c/o WBAL-TV
11 TV Hill
Baltimore, Maryland  21211


          RE:  WBAL-TV (Baltimore, Maryland)


Gentlemen:

     The following shall comprise the agreement between us for the affiliation of your television broadcasting station WBAL-TV (you and WBAL-TV collectively herein called "Station") with the NBC Television Network (herein called "NBC").

     1. Term. This Agreement shall be deemed effective as of 3:00 A.M., New York City time on the 2nd day of January, 1995 (the "Effective Time") and, unless sooner terminated as provided in this Agreement, it shall remain in effect for a period of seven (7) years thereafter. It shall then be renewed on the same terms and conditions for a further period of three (3) years and for successive further periods of three (3) years each, unless and until either party shall, at least twelve (12) months prior to the expiration of the then current term, give the other party written notice that it does not desire to have this Agreement renewed for a further period. Station represents and warrants that its affiliation agreement with the CBS Television Network and any and all related commitments, agreements, and understandings shall be terminated and of no further force or effect as of the Effective Time. NBC represents and warrants that its affiliation agreement with another broadcast television station in Station's community of license and any and all related commitments, agreements, and understandings shall also be terminated and of no further force or effect as of the Effective Time.

     2. NBC Programming.

     (a) NBC shall deliver to Station for free, over-the-air television broadcasting all programming which NBC makes available for broadcasting nationally and/or in the community to which Station is presently licensed by the FCC, except as otherwise expressly provided herein.
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     (b) NBC commits to supply sufficient programming throughout the term of this Agreement for the hours presently programmed by it (the "Programmed Time Periods"), which Programmed Time Periods are as follows (the specified times are all local time in Station's community of license):

          Prime Time:     Monday thru Saturday - 8:00-11:00 P.M.
                          Sunday - 7:00-11:00 P.M.

          Late Night:     Monday thru Thursday - 11:35 P.M.-
                          2:05 A.M.
                          Friday - 11:35 P.M. - 2:35 A.M.
                          Saturday - 11:30 P.M. - 1:00 A.M.

          News:           Monday thru Friday - 7:00-9:00 A.M.
                          and 6:30-7:00 P.M.
                          Saturday - 6:30-7:00 P.M.
                          Sunday - 9:00-11:00 A.M.
                          and 6:30-7:00 P.M.

          Daytime: Monday thru Friday - 10:00-11:00 A.M. and 1:00-3:00 P.M. Saturday -
                          6:00-7:00 A.M. Sunday -
                          6:00-7:00 A.M.

     Notwithstanding such "Late Night" Programmed Time Periods, during the period ending on December 31, 1996, such Programmed Time Periods shall be 11:35 P.M. - 12:35 A.M. and 1:35 - 2:35 A.M.

     The selection, scheduling, substitution and withdrawal of any program or portion thereof delivered to Station during the Programmed Time Periods shall at all times remain within the sole discretion and control of NBC. The parties acknowledge that local and network programming needs may change during the term of this Agreement, and each party agrees throughout the term to negotiate in good faith with the other party any proposed modification of the Programmed Time Periods.

     (c) In addition to the programming supplied pursuant to Paragraph 2(b) above, NBC shall offer Station throughout the term of this Agreement a variety of sports, special events and overnight news programming for television broadcast at times other than the Programmed Time Periods. Station shall have the right of first refusal with respect to all "NBC Television Network" programming good for seventy-two (72) hours as against any other television station located in Station's community of license and any television program transmission or delivery service (now known or hereafter developed) furnishing a television signal or programs to Station's Area of Dominant Influence ("ADI"), as defined by Arbitron (provided, that at such time as NBC adopts a term in substitution for the term "ADI" pursuant to Paragraph 17 hereof, such substitute term shall not increase the geographic territory included pursuant to such term, as compared with Station's ADI), including, but not limited to, any


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community antennae television system, subscription television service, multipoint distribution system and satellite transmission service. Station shall notify NBC of its acceptance or rejection of NBC's offer of such programming as promptly as possible. Station's acceptance of NBC's offer shall constitute Station's agreement to broadcast such programming in accordance with the terms of such offer and this Agreement.

     With respect to NBC programs outside the Programmed Time Periods (either offered or already contracted for pursuant to this Agreement), nothing herein contained shall prevent or hinder NBC from (i) substituting one or more sponsored or sustaining programs, in which event NBC shall offer such substituted program or programs to Station in accordance with the provisions of this Paragraph 2(c), or (ii) canceling one or more such NBC programs; provided, however, that NBC shall exercise all reasonable efforts to give Station at least three (3) weeks prior written notice of such substitution or cancellation. Station shall not be obligated to broadcast, and NBC shall not be obligated to continue to deliver, subsequent to the termination of this Agreement, any programs which NBC may have offered and which Station may have accepted during the term hereof.

     3. Station Carriage in Programmed Time Periods.

     Subject only to the preemption rights contained in Paragraph 4(c) below and elsewhere in this Agreement, including Station's unqualified and unlimited right to preempt for live coverage of news events:

          (a) Station shall broadcast over Station's facilities all NBC programming supplied to Station for broadcast in the Programmed Time Periods on the dates and at the times the programs are scheduled by NBC;

          (b) Station shall be entitled, during each Broadcast Year (as hereinafter defined) during the term hereof, to preempt up to twenty (20) hours in the aggregate of NBC programs during the Prime Time Programmed Time Period, in addition to preemptions for the live coverage of news events (the "Prime Time Preemption Amount"). For purposes of this Agreement, a "Broadcast Year" shall mean a twelve (12) month period during the term hereof which commences on any September 1 during the term hereof and which ends on August 31 of the immediately following year. Station hereby confirms that its rights and obligations under this Paragraph 3(b) are consistent with its rights and obligations referred to in Paragraph 4(c) below;

          (c) Station hereby agrees to accept and clear all sports programming offered to the Station by NBC outside the Programmed Time Periods ("NBC Sports Programming"); provided, however, that Station shall be entitled during each Broadcast Year during the term hereof to preempt up to thirty
     (30) hours in the aggregate of NBC Sports Programming in addition to preemptions for the live coverage of news events (the "Sports Preemption Amount"). Station agrees to regularly discuss with NBC the coordination of the scheduling of such


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     preemptions of NBC Sports Programming in order to set program priorities and reduce the impact of preemptions of NBC Sports Programming by Station; and

          (d) If programming scheduled by NBC overruns any Prime Time Programmed Time Period programmed by Station (provided that such overruns are caused for reasons other than NBC coverage of live sporting or other events), then to the extent that, in any Broadcast Year during the term of this Agreement, the number of days on which any such NBC scheduled overrun programming furnished to Station exceeds five (5) days (the "Excess Days"), then Station shall be entitled to preempt any such NBC scheduled overrun programming on the Excess Days.

     4. Preemptions.

     (a) In the event that Station, for any reason, fails to broadcast or advises NBC that it will not broadcast any NBC programming as provided herein, then, in each case, Station, upon notice from NBC to Station, shall discuss in good faith with NBC broadcasting such omitted programming and the commercial announcements contained therein (or any replacement programming and the commercial announcements contained therein) during another time period or periods and which shall, to the extent possible, be of a quality and rating value comparable to that of the time period or periods at which such omitted programming was not broadcast as provided herein. In the event that the parties do not promptly agree upon a time period or periods as provided in the preceding sentence, then, without limitation to any other rights of NBC under this Agreement or otherwise, NBC shall have the right to license the broadcast rights to the applicable omitted programming (or replacement programming) to another television station located in Station's community of license.

     (b) In the event that Station preempts or fails to clear or broadcast any NBC Prime Time programming as provided herein for any reason other than: (i) the live coverage of news events, (ii) as permitted by Paragraphs 3(b) and 3(d) above, (iii) force majeure as provided for in Paragraph 12 below, or (iv) because: (A) the programming is delivered in a form which does not meet accepted standards of good engineering practice; (B) the programming does not comply with the rules and regulations of the FCC; or (C) Station reasonably believes that such programming would not meet prevailing contemporary standards of good taste in its community of license, then, upon NBC's request, Station shall pay NBC, or NBC may deduct or offset from any amounts payable to Station hereunder or under any other agreement between Station and NBC (or an entity controlling, controlled by or under common control with NBC), an amount equal to the applicable per program payments that would have been payable by NBC to Station pursuant to Paragraph 5 hereof and any additional consideration that would have been payable pursuant to Paragraph 6 hereof if Station had cleared such NBC Prime Time programming in its Live Time Period; provided that Station shall not be deemed to have made a preemption of NBC Prime Time programming in violation of


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Paragraph 3(b) hereof unless Station has preempted an additional five (5) hours of NBC programs during the Prime Time Programmed Time Period in excess of the Prime Time Preemption Amount permitted thereunder. Notwithstanding the foregoing provisions of this Paragraph 4(b), nothing contained in this Paragraph 4(b) shall limit or modify NBC's rights to withhold compensation pursuant to Paragraph 5 hereof or, if applicable, the additional consideration referred to in Paragraph 6 hereof for any preemption of NBC programming. Such withholding shall be NBC's sole remedy for a preemption of NBC programming other than a preemption of NBC Prime Time programming, the sole remedy for which is set forth above. Any failure by Station to pay any amount due under this Paragraph 4(b), unless such amount is contested in good faith by Station, shall be deemed a material breach of this Agreement, and NBC shall have the option, exercisable in its sole discretion upon thirty (30) days' written notice to Station, to either
(x) terminate Station's right to broadcast any one or more series or other NBC programs, as NBC shall elect, and, to the extent and for the period(s) that NBC elects, thereafter license the broadcast rights to such series or other NBC program(s) to any other television station or stations located in Station's community of license or (y) terminate this Agreement, unless the breach is cured within such thirty (30) day period. Station acknowledges that network programming previously broadcast by Station has been consistent with the standards set forth in the foregoing clause (C); Station also agrees that Station's reasonable belief that an NBC program does not meet such standards will be based on a substantial difference in such program's style and content from network programs previously broadcast by Station, unless the relevant standards in the Station's community of license have changed.

     (c) With respect to programs offered or already contracted for pursuant to this Agreement, nothing herein contained shall be construed to prevent or hinder Licensee from: (i) rejecting or refusing any NBC program which Station reasonably believes to be unsatisfactory or unsuitable or contrary to the public interest, or (ii) substituting a program which, in Station's opinion, is of greater local or national importance; provided, however, that Station shall give NBC written notice of each such rejection, refusal or substitution, and a brief statement of the reason therefor, at least three (3) weeks in advance of the scheduled broadcast, or as soon thereafter as possible (including an explanation of the cause for any lesser notice). Station confirms that its determination that a substitute program is of greater local or national importance shall be based on Station's reasonable good faith judgment.

     5. Station Compensation. In further consideration of Station's performance of its obligations under this Agreement NBC shall compensate Station as follows;

          (a) (i) NBC shall pay Station for Station's broadcast of each network sponsored program or portion thereof (except those specified in Paragraph 5(b) below) which is broadcast during the Live Time Period therefor (or such other mutually agreed upon

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

     time period pursuant to Paragraph 4(a) above) the amount resulting from multiplying the following:

          (A)  Station's Network Station Rate, which is $2700; by

          (B) The percentage set forth in the applicable compensation matrix table attached hereto as Exhibit A (the "Compensation Table") opposite the applicable time period; by

          (C) The fraction of an hour substantially occupied by such program or portion thereof; by

          (D) The fraction of the aggregate length of all Commercial Availabilities during such program or portion thereof occupied by Network Commercial Announcements.

          As used herein, "Live Time Period" shall mean the time period or periods as specified by NBC for the broadcast of a program by Station; "Commercial Availability" shall mean a period of time made available by NBC during a network sponsored program for one or more Network Commercial Announcements; and "Network Commercial Announcement" shall mean a commercial announcement broadcast over Station during a Commercial Availability and paid for by or on behalf of one or more of NBC's network advertisers, not including, however, announcements consisting of billboards, credits, public service announcements, promotional announcements and announcements required by law.

          (ii) For each network sponsored program or portion thereof (except those specified in Paragraph 5(b) below) which is broadcast by Station during a time period other than the Live Time Period therefor, NBC shall pay Station on the basis of the time period mutually agreed upon by NBC and Station during which Station broadcasts the program or portion thereof.

          (b) NBC shall pay Station such amounts as NBC and Station shall agree upon for all network sponsored programs broadcast by Station consisting of:

                    (i)   Sports programs;

                    (ii)  Special events programs, and

                    (iii) Programs for which NBC specifies a Live Time Period
                          which straddles any of the time period categories in the Compensation Table.

          (c) (i) On or about the fifteenth day of the last month of each calendar quarter during the term hereof, subject to the timely receipt of reports requested under Paragraph 10 below, NBC shall pay Station, by electronic transfer or such other means as NBC and Station shall mutually agree upon, an estimate of the amounts due hereunder for such calendar quarter. NBC shall make the appropriate adjustment for the payment actually due for such calendar quarter in the payment of the estimated amount due for the next calendar quarter. NBC shall calculate the amounts due hereunder on a weekly basis and shall report such amounts to Station within a reasonable period of time (as applicable to all other NBC affiliates) after the close of each month during the term.

          (ii) From the amounts otherwise payable to Station hereunder, NBC shall deduct for each week during each calendar quarter during the term hereof a sum equal to 217% of Station's Network Station Rate provided in subparagraph 5(a)(i)(A) above (the "Waiver Percentage"). This deduction shall be calculated on a weekly basis, with 4.2857 as the agreed number of weeks per month, and shall be reported to Station with the reports due under subparagraph 5(c)(i) above. NBC shall make other deductions from the amounts otherwise payable to Station hereunder for additional services made available by NBC and utilized by Station such as, but not limited to, NBC News Channel.

          (d) (i) Subject to the limitations set forth in the following sentence, NBC reserves the right to reevaluate and change at any time the Waiver Percentage set forth in subparagraph 5(c)(ii) above, by giving written notice to Station at least thirty (30) days prior to the effective date of such change, provided that any increase to the Waiver Percentage shall be generally applicable to NBC affiliated stations. Notwithstanding the foregoing, NBC agrees that it may increase the Waiver Percentage only by reason of an increase in NBC's technical costs of delivering programming to the NBC Television Network; provided that any such increase in the Waiver Percentage shall be subject to review by the NBC Affiliate Board.

          (ii) Notwithstanding anything contained in subparagraph 5(d)(i) to the contrary, the parties acknowledge that the payment of compensation to Station hereunder is in consideration of certain commitments by Station, including commitments regarding Station's local news program schedule and promotion of NBC programming as respectively set forth in Exhibits B and C attached hereto, which Exhibits are incorporated herein by this reference. In the event that Station does not fulfill (A) the commitments regarding its local news program schedule as set forth in Exhibit B or (B) such commitments are as set forth in Exhibit C in all years during the term of this Agreement, NBC reserves the right to decrease Station's Network Station Rate and the percentages in the Compensation Table by notifying Station in writing at least ninety (90) days prior to the effective date of such change; provided, however, that if at any time during the ninety (90) day period following such notice Station resumes compliance with its commitments set forth in said Exhibits B and C, then at such


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     time NBC will restore Station's original Network Station Rate and original percentages in the Compensation Table.

     6. Additional Consideration. In consideration of Station's entering into this Agreement and Station's performance of its obligations under this Agreement, NBC agrees to pay to The Hearst Corporation the additional amounts (the "Additional Payments") set forth on Exhibit D hereto.

     7. Local Commercial Announcements. Subject to the following sentence, NBC agrees that during each quarter during the term of this Agreement, the average weekly number of minutes available for Station's local commercial announcements in and adjacent to regularly scheduled NBC programming in each daypart (with pro-rated adjustments for national sports programming, special news coverage or other special events) shall not be less than ninety-five percent (95%) of the average weekly number of minutes for the applicable daypart during the 1993-94 Broadcast Year as set forth in Exhibit E attached hereto (except if the reduction is due to a change in applicable government regulations). In the event of a reduction in the average weekly number of minutes available for Station's local commercial announcements in and adjacent to regularly scheduled NBC programming which causes NBC not to be in compliance with the foregoing provision, NBC agrees to offset the effects of such reduction by providing Station with a comparable economic benefit, which benefit may take the form of local coverage of NBC promotional announcements, an increase in the amount of Station's preemptions pursuant to Paragraphs 3(b), 3(c) or 3(d) hereof, or other form of benefit. The foregoing provisions of this Paragraph 7 are not intended to facilitate any disproportionate change by NBC in the allocation of the number of minutes available for Station's local commercial announcements in and adjacent to regularly scheduled NBC programming among different time periods in any daypart, if such change is solely for NBC's economic benefit.

     8. Delivery. NBC shall transmit the programming hereunder by satellite and shall notify Station as to both the satellite and transponder being used for such transmission, and the programming shall be deemed delivered to Station when transmitted to the satellite. Where, in the opinion of NBC, it is impractical or undesirable to furnish a program over satellite facilities, NBC may deliver the program to Station in any other manner, including but not limited to, in the form of motion picture film, video tape or other recorded version, postage prepaid, in sufficient time for Station to broadcast the program at the time scheduled. Such recordings shall be used only for a single television broadcast over Station, and Station shall comply with all NBC instructions concerning the disposition to be made of each such recording received by Station hereunder.

     9. Conditions of Station's Broadcast. Station's broadcast of NBC programming shall be subject to the following terms and conditions:

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          (a) Station shall not make any deletions from, or additions or modifications to, any NBC program furnished to Station hereunder or any commercial, NBC identification, program promotional or production credit announcements or other interstitial material contained therein, nor broadcast any commercial or other announcements (except emergency bulletins) during any such program, without NBC's prior written authorization. Station may, however, delete announcements promoting any NBC program which is not to be broadcast by Station, provided that such deletion shall be permitted only in the event and to the extent that Station substitutes for any such deleted promotional announcements other announcements promoting NBC programs to be broadcast by Station. Station's broadcast of NBC programming does not contemplate, without Station's prior written approval, the incidental or other use by NBC of the Vertical Blanking Interval of Station's television signal.

          (b) For purposes of identification of Station with the NBC programs, and until written notice to the contrary is given by NBC, Station may superimpose on various Entertainment programs, where designated by NBC, a single line of type, not to exceed fifty (50) video lines in height and situated in the lower eighth raster of the video screen, which single line shall include (and be limited to) Station's call letters, community of license or home market, channel number, and the NBC logo. No other addition to any Entertainment program is contemplated by this consent, and the authorization contained herein specifically excludes and prohibits any addition whatsoever to News and Sports programs, except identification of Station as provided in the preceding sentence as required by the FCC.

          (c) The placement and duration of station-break periods provided for locally originated announcements between NBC programs or segments thereof shall be designated by NBC. Station shall broadcast each NBC program delivered to Station hereunder from the commencement of network origination until the commencement of the terminal station break.

          (d) In the event of the confirmation by NBC of any violation by Station of any of the provisions of this Paragraph 9, NBC may, in its reasonable discretion, withhold an amount of compensation otherwise due Station under Paragraph 5 above which is appropriate in view of the nature of the specific violation. Nothing herein contained shall limit the rights of Station under Paragraph 4(c) above.

     10. Station Reports. Station shall submit to NBC in writing, upon forms provided by NBC, such reports as NBC may reasonably request covering the broadcast by Station of programs furnished to Station hereunder.

     11. Music Performance Rights. All programs delivered to Station pursuant to this Agreement shall be furnished with all music performance rights necessary for broadcast by Station included. Station shall have no responsibility for obtaining such rights from ASCAP, BMI or other music licensing societies insofar as the programs



                                        9
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delivered by NBC to Station for broadcasting are concerned. As used in this paragraph, "programs" shall include, but shall not be limited to, program and promotional material and commercial and public service announcements furnished by NBC. Station shall be responsible for all music license requirements for any commercial and public service announcements or other material inserted by Station within or adjacent to the programs as permitted under the terms of this Agreement, except for cut-ins produced by or on behalf of NBC and inserted by Station at NBC's direction.

     12. Force Majeure. Neither Station nor NBC shall incur any liability hereunder because of NBC's failure to deliver, or the failure of Station to broadcast, any or all programs due to failure of facilities, labor disputes, government regulations or causes beyond the reasonable control of the party so failing to deliver or to broadcast. Without limiting the generality of the foregoing, NBC's failure to deliver a program for any of the following reasons shall be deemed to be for causes beyond NBC's reasonable control: cancellation of a program because of the death, illness or refusal to appear or perform of a star or principal performer thereon, or because of such person's failure to conduct himself or herself with due regard to social conventions and public morals and decency, or because of such person's commission of any act or involvement in any situation or occurrence tending to degrade him or her in society, or bringing him or her into public disrepute, contempt, scandal or ridicule, or tending to shock, insult or offend the community, or tending to reflect unfavorably upon NBC or the program sponsor.

     13. Indemnification. NBC shall indemnify, defend and hold Station, its parent, subsidiary and affiliated companies, and their respective directors, officers and employees, harmless from and against all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of the use by Station, in accordance with this Agreement, of any program, commercial announcements or other material as furnished by NBC hereunder (including, without limitation, claims based upon copyright infringement, libel, defamation and invasion of privacy), provided that Station promptly notifies NBC of any claim or litigation to which this indemnity shall apply, and that Station cooperates fully with NBC, at no out-of-pocket cost and expense to Station, in the defense or settlement of such claim or litigation. Similarly, Station shall indemnify, defend and hold NBC, its parent, subsidiary and affiliated companies, and their respective directors, officers and employees, harmless with respect to material added to or deleted from any program by Station, except for cut-ins produced by or on behalf of NBC and inserted by Station at NBC's direction. These indemnities shall not apply to litigation expenses, including attorneys' fees, which the indemnified party elects to incur on its own behalf.

     14. Station's Right of First Negotiation. Throughout the term of this Agreement (including extensions and renewals), NBC shall give Station prompt notice of any determination by NBC to engage in new over-the-air broadcast ventures within Station's community of license


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(whether or not involving the transmission of television programs, but excluding any acquisition of an ownership interest in any broadcast television station) (a "Broadcast Venture"). NBC shall negotiate exclusively with Station in good faith, for a period of time following such notice to Station as shall be determined by NBC to be appropriate to the circumstances and as shall be specified in such notice, with respect to Station's participation on a financial and/or operational basis in any such Broadcast Venture within Station's community of license before NBC may enter into any such negotiations with a Third Party (as defined below) within such community of license. "Third Party" shall mean any person or entity other than an NBC Party; "NBC Party" shall mean any of NBC, National Broadcasting Company, Inc. or their respective parent, subsidiary, affiliated, related or successor entities.

           15. Change in Operations. Station represents and warrants that it holds a valid license granted by the FCC to operate the Station as a television broadcast station; such representation and warranty shall constitute a continuing representation and warranty by Station. In the event that Station's transmitter location, power, frequency, programming format or hours of operation are materially changed at any time so that Station is of less value to NBC as a broadcaster of NBC programming than at the date of this Agreement, then NBC shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Station.

           16. Assignment. (a) Subject to subparagraph 16(c) below, in the event of a proposed assignment, sale or transfer of the Station or WBAL-TV or all or substantially all of the assets used in the operation of WBAL-TV, including the Station's broadcast license (such event shall hereafter be referred to in this Paragraph 16 as a "Station Assignment"), the following shall apply:

          (i) The Station agrees to give notice ("Notice") to NBC in writing of any proposed Station Assignment, which notice shall be given in accordance with Paragraph 22 hereof. In the event that at the time it gives the Notice, Station has identified the proposed purchaser or assignee with respect to the proposed Station Assignment (the "Proposed Assignee"), such Notice shall include the identity of such Proposed Assignee, but Station shall have no obligation to disclose any other proposed elements, terms, understandings or obligations relating or pertaining to such Station Assignment. NBC agrees to treat the Notice as confidential, will not disclose the identity of any Proposed Assignee to any other person, and will disclose the information in the Notice to its employees only upon a confidential and "need to know" basis, until such time as such information is publicly disclosed other than through NBC; provided, however, that NBC may, prior to such time, propose to a potential alternative purchaser or assignee, Station's possible availability for purchase or assignment. NBC further agrees that it will not communicate directly or indirectly with the Proposed Assignee (if included in the Notice) with respect to the Notice or the Station Assignment without the Station's prior written consent.




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

               (ii) In the event that the Notice identifies the Proposed Assignee, as soon as possible but no later than three weeks from NBC's receipt of the Notice, NBC will inform Station in writing whether or not it endorses the Proposed Assignee as a potential NBC affiliate. NBC agrees that its determination of whether or not to endorse a Proposed Assignee will be made in good faith; that a determination not to endorse a Proposed Assignee will be based upon considerations other than NBC's desire to renegotiate the terms of this Agreement; and that Station will be provided a written explanation of the reasons for NBC's determination if NBC's determination is not to endorse the Proposed Assignee.

               (iii) Station agrees that during the period (the "Holdback Period") ending on the earlier of (x) three (3) weeks from NBC's receipt of the Notice (and any extension of such period as to which Station and NBC both agree) or (y) Station's receipt of NBC's endorsement of the Proposed Assignee, it will not enter into a Binding Obligation with respect to a Station Assignment. If NBC does not endorse the Proposed Assignee, Station will consider in good faith a good faith request by NBC made during the Holdback Period that Station consider an alternative to such assignment or transfer and extend the Holdback Period. If Station agrees with such request, Station and NBC will mutually agree on the extension of such Holdback Period and Station will consider providing (but will not be obligated to provide) NBC with financial materials and other information as NBC may request pertaining to Station (and NBC and Station will enter into a confidentiality agreement pertaining to the use and disclosure of such materials and information to be then negotiated in good faith). Following the Holdback Period and any extension thereof, Station shall be free to enter into a Binding Obligation with respect to a Station Assignment, subject to the provisions of clause (iv) below. "Binding Obligation" shall mean any binding obligation, commitment or agreement with respect to a Station Assignment, including any such obligation, commitment or agreement which is subject to or contingent upon the satisfaction of one or more conditions (including without limitation FCC approval of the transfer of Station's broadcast license).

               (iv) In the event that Station provides a Notice to NBC and Station does not enter into a Binding Obligation with respect to a Station Assignment within twelve (12) months after such Notice is provided to NBC, Station shall not enter into a Binding Obligation with respect to a Station Assignment without providing another Notice and Holdback Period to NBC.

               (b) (i) Except as provided in subparagraph (b)(ii) below, in the event of a proposed Station Assignment (including any assignment or transfer referred to in subparagraph (c) below), Station agrees to include as a condition of any proposed assignment or transfer a contractually binding provision that the assignee or transferee shall assume and become bound by this Agreement for (x) the remainder of the then-current term of this Agreement or (y) three (3) years from the date of said assignment or transfer, whichever period is greater; provided that in the event of an assignment or

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

transfer referred to in clauses (c)(1), (c)(4) or (c)(5) below, the assignee or transferee shall only become bound by this Agreement for the remainder of the then current term of this Agreement. Station acknowledges that any such assignment or transfer which does not so provide for such assumption and for such extension of the term of this Agreement will cause NBC irreparable injury for which damages are not an adequate remedy. Therefore, Station agrees that NBC shall be entitled to seek an injunction or similar relief from any court of competent jurisdiction restraining Station from committing any violation of this subparagraph 16(b)(i).

     (ii) In the event of a proposed Station Assignment, and NBC has notified Station in writing during the Holdback Period (or during any mutually agreed upon extension thereof) that NBC does not endorse the proposed assignee or transferee, then and in such event Station agrees to include as a condition of any proposed assignment or transfer a contractually binding provision that the assignee or transferee shall assume and become bound by this Agreement for the remainder of the then current term of this Agreement; provided that, if the remainder of such term is less than three years, NBC shall have the option to extend the term so that the remainder of the term equals a period of three years from the effective date of such assignment or transfer. NBC shall notify Station in writing of its exercise of such option no later than the end of the Holdback Period (as same may be extended). Station acknowledges that any such assignment or transfer which does not so provide NBC with such option will cause NBC irreparable injury for which damages are not an adequate remedy. Therefore, Station agrees that NBC shall be entitled to seek an injunction or similar relief from any court of competent jurisdiction restraining Station from committing any violation of this subparagraph 16(b)(ii).

     (c) Notwithstanding anything else herein to the contrary, it is expressly understood and agreed that the provisions of subparagraphs 16(a) and 16(b)(ii) above shall not be applicable in the case of a Station Assignment, if such assignment is: (1) to a company or other entity which is a parent or subsidiary of The Hearst Corporation or to a company or other entity owned or controlled, directly or indirectly, by The Hearst Corporation (a "Hearst Affiliate") or (2) part of an assignment or transfer or other transaction in connection with any substantial and material assets or property owned or controlled by The Hearst Corporation other than properties or assets of Station or otherwise utilized solely in connection with Station's operation or (3) in connection with any transfer of control of The Hearst Corporation or (4) in connection with any transfer of stock or assignment of licenses and assets of any kind which is part of a corporate reorganization or restructuring of The Hearst Corporation (provided that the assignee or transferee of this Agreement and WBAL-TV is a Hearst Affiliate) or (5) in connection with any transfer of stock or assignment of licenses and assets for which approval of the FCC may be requested by using the "short form" assignment application permitted under the current rules and policies of the FCC.

     (d) Station agrees that if any application is made to the FCC pertaining to an assignment or a transfer of control of Station's license, or any interest therein, Station shall immediately notify NBC in writing of the filing of such application, except as to "short form" assignments or transfers of control made pursuant to Section 73.3540(f) of the FCC Rules. Station agrees, except in the case of "short form" assignments or transfers of control, that Promptly following Station's notice to NBC, Station (A) shall arrange for a meeting between NBC and the proposed assignee or transferee to review the financial and operational plans of the proposed assignee or transferee, and (B) shall procure and deliver to NBC, in form reasonably satisfactory to NBC, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of the Station's license, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind. Upon such assignment and assumption Station shall not have any liability to NBC under this Agreement with respect to obligations arising after the effective date of such assignment and assumption and The Hearst Corporation shall not have any such liability to NBC unless The Hearst Corporation is the assignee of this Agreement.

     (e) Station agrees that this Agreement may only be assigned by Station in conjunction with an assignment, sale or transfer of WBAL-TV and its FCC broadcast license; provided that Station complies with the provisions of this Paragraph 16, as applicable.

     (f) NBC agrees that in the event of a sale or transfer of all or substantially all of the assets or business of NBC (whether structured as a sale or transfer of equity or assets of NBC), NBC agrees to assign this Agreement to the purchaser or transferee and to cause such purchaser or transferee to assume NBC's obligations hereunder; provided that the foregoing agreement shall not apply in the event that this Agreement becomes an obligation of such purchaser or transferee by operation of law. Upon assignment and assumption pursuant to this Paragraph 16, NBC shall have no liability to Station or The Hearst Corporation under this Agreement with respect to obligations arising after the effective date of such assignment and assumption.

     (g) Neither NBC nor Station shall be relieved of its respective obligations and agreements under this Agreement (including obligations and agreements made in any documents or agreements signed contemporaneously herewith) in the event of any assignment by the other party in accordance with the foregoing provisions of this Paragraph 16. Additionally, NBC agrees that its obligations and agreements hereunder shall continue with respect to Station's assignee throughout any extension of the term of this Agreement, if the term is extended pursuant to subparagraph (b) of this Paragraph 16.

     17. Unauthorized Copying and Transmission. Except as provided for herein, Station shall not authorize, cause, or permit, without

NBC's consent, any program or other material furnished to Station hereunder to be recorded, duplicated, rebroadcast or otherwise transmitted or used for any purpose other than broadcasting by Station as provided herein. Station shall not be restricted in the exercise of its signal carriage rights pursuant to any applicable rule or regulation of the FCC with respect to retransmission of its broadcast signal by any cable system or multichannel video program distributor ("MVPD"), as defined in Section 76.64(d) of the FCC Rules, which (a) is located within the ADI as defined by Arbitron as of April 1, 1993, in which Station is located, or (b) was actually carrying Station's signal as of April 1, 1993, or
(c) with respect to cable systems, serving an area in which Station is "significantly viewed" (as determined by the FCC) as of April 1, 1993; provided, however, that any such exercise pursuant to FCC Rules with respect to NBC programs shall not be deemed to constitute a continuing license by NBC other than pursuant to a compulsory license as provided for in Title 17 of the United States Code; and provided, further, that at such time as NBC adopts a term in substitution for the term "ADI," by reason of any similar action by the FCC or other appropriate authority, which substitute term shall be generally applicable to NBC affiliated stations, such substitute term shall replace the references to "ADI" herein. NBC reserves the right to restrict such signal carriage with respect to NBC programming in the event of a change in applicable laws, rules or regulations; provided, however, that the parties mutually agree to negotiate in good faith with respect to modifications to the foregoing provisions of this Paragraph 17 in the event of any such change.

     18. Limitations on Retransmission Consent. In consideration of the grant by NBC to Station of the non-duplication protection provided in the amendment to this Agreement of even date herewith (the "Non-Duplication Amendment"), Station hereby agrees as follows:

     (a) Station shall not grant consent to the retransmission of its broadcast signal by any cable television system, or, except as provided in Paragraph 18(b) below, to any other MVPD whose carriage of broadcast signals requires retransmission consent, if such cable system or MVPD is located outside the ADI to which Station is assigned, unless Station's signal was actually carried by such cable system or MVPD as of April 1, 1993, or, with respect to such cable system, is "significantly viewed" (as determined by the FCC) as of April 1, 1993; provided, however, that at each renewal of the Agreement, in the event Station can demonstrate to NBC that it is "significantly viewed" (as determined by the FCC) in areas in addition to those in which it was "significantly viewed" as of April 1, 1993 ("Additional Viewing Areas"), NBC agrees that it will negotiate in good faith with Station regarding a possible extension of Station's grant of the right to retransmit its broadcast signal to cable systems in the Additional Viewing Areas.

     (b) Station shall not grant consent to the retransmission of its broadcast signal by any MVPD with respect to distributions to any home satellite dish user, unless such user is located within Station's own ADI or such broadcast signal is used for "private home viewing" in an "unserved household" as defined in Section 119(d) or any successor provision of Title 17 of the United States Code.

     19. Remedies for Unauthorized Copying and Transmission. If Station violates any of the provisions set forth in Paragraphs 17 and 18 above, NBC may, in addition to any other of its rights or remedies at law or in equity under this Agreement or any amendment thereto, terminate this Agreement by written notice to Station given at least ninety (90) days prior to the effective date of such termination unless such violations are promptly cured within such time period.

     20. Applicable Law. The obligations of Station and NBC under this Agreement are subject to all applicable federal, state, and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the FCC), and this Agreement and all matters or issues collateral thereto shall be governed by the law of the State of New York applicable to contracts negotiated, executed and performed entirely therein.

     21. Waiver. A waiver by either of the parties hereto of a breach of any provision of this Agreement shall not be deemed to constitute a waiver of any preceding or subsequent breach of the same provision or any other provision hereof.

     22. Notices. Any notices hereunder shall be in writing and shall be given by personal delivery, overnight courier service, or registered or certified mail, addressed to the respective addresses set forth on the first page of this Agreement or at such other address or addresses as may be specified in writing by the party to whom the notice is given. All notices to NBC shall be sent to the attention of the President, NBC Television Network, with a copy to the NBC Legal Department, Room 1022, National Broadcasting Company, Inc., 30 Rockefeller Plaza, New York, New York 10112. Such notices shall be deemed given when personally delivered, delivered to an overnight courier service or mailed, except that notice of change of address shall be effective only from the date of its receipt.

     23. Captions. The captions of the paragraphs in this Agreement are for convenience only and shall not in any way affect the interpretation hereof.

     24. Entire Agreement. The foregoing, together with any documents or agreements signed contemporaneously herewith, constitutes the entire agreement between Station and NBC with respect to the subject matter hereof, all prior understandings being merged herein, except for the Non-Duplication Amendment. This Agreement may not be changed, modified, renewed, extended or discharged, except as specifically provided herein or by an agreement in writing signed by the parties hereto.

     25. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature to each such counterpart were upon the same instrument.

     If the foregoing is in accordance with your understanding, please indicate your acceptance on the copy of this Agreement enclosed for that purpose and return that copy to NBC.

                                     Very truly yours,

                                     NATIONAL BROADCASTING COMPANY, INC.


                                     By: /s/ National Broadcasting Company, Inc.
                                        ----------------------------------------

AGREED:

THE HEARST CORPORATION


By: /s/ David J. Barrett
   ---------------------